EXHIBIT 10.33

EXECUTION VERSION

Consulting Agreement

THIS CONSULTING AGREEMENT (the “Agreement”) is dated January 7, 2022 (the “Effective Date”), by and between Telkonet, Inc., a Utah corporation (the “Company”) and Piercarlo Gramaglia, in his capacity as principal of his consulting company, VAT# 04992880262 (“Consultant”).

WITNESSETH:

WHEREAS, in connection with that certain Stock Purchase Agreement (the “Purchase Agreement”), dated August 6, 2021, by and between the Company and VDA Group S.p.A., an Italian joint stock company (“VDA”), the Board of Directors of the Company (the “Board”) appointed Consultant to act as Chief Executive Officer (“CEO”) of the Company effective as of the Closing (as defined in the Purchase Agreement);

WHEREAS, the Company believes that it would be beneficial to engage Consultant and retain the services of Consultant; and

WHEREAS, the parties desire to reduce the terms of such consultant relationship to writing.

NOW, THEREFORE, in consideration of the foregoing and the terms, covenants, and conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.             Engagement. The Company hereby confirms its engagement of Consultant, and Consultant hereby confirms his acceptance of such engagement, to act as the Company’s CEO effective as of the Effective Date, subject to the terms and conditions set forth herein.

2.             Duties and Responsibilities.

2.1                As CEO, Consultant shall perform such services and duties (the “Services”) as are customary of such position in a comparable company and as required by the Board, to whom he shall report. In the performance of the Services under this Agreement, the Company will rely on the Consultant to provide his best efforts and as much time as necessary to perform the Services. The time devoted to accomplish the duties hereunder shall be within the Consultant’s control, it being acknowledged and understood that the Consultant shall also devote his business time to fulfil his duties and obligations as a member of the Board and his role as chief executive officer of VDA.

2.2                It is understood that the Services will be rendered primarily from VDA’s offices, although the Consultant may also travel to the Company’s offices on occasion.

3.             Directorship. Consultant has been appointed to serve on the Company's Board effective as of the Closing and at the pleasure of the Company's shareholders. Consultant agrees to serve as a Director on the Board without additional compensation.

4.             Term; Termination; Survival.

4.1                Term. The term of this Agreement shall be for a period of eighteen (18) months, beginning on the Effective Date, unless earlier terminated in accordance with Section 4.2 below.

4.2               Termination by Consultant or Company. Either Consultant or the Company may terminate this Agreement with or without Cause, at any time upon thirty (30) days’ prior written notice to the other party; provided however, that the Company may terminate this Agreement immediately for Cause (as defined below) and in its sole discretion upon Consultant’s material breach of the Confidentiality Agreement (as defined below).

4.3                Survival. The rights and obligations contained in Section 6 (“Intellectual Property Rights”), , Section 8 (“Confidentiality”) and Section 11 (“Indemnification”) will survive any termination or expiration of this Agreement.

4.4                Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)          “Cause” shall mean that Consultant: (a) is convicted of, or pleads nolo contendere to, any felony or other offense involving moral turpitude or any crime related to his service, or commits any unlawful act of personal dishonesty resulting in personal enrichment in respect of his relationship with the Company or any subsidiary or affiliate or otherwise detrimental to the Company in any material respect; (b) fails or refuses to consistently perform the Services in good faith and to the best of his ability if such failure or refusal is not cured within 10 days after written notice thereof to Consultant by the Company; (c) wilfully disregards or fails to follow instructions from the Board to do any legal act related to the Company’s business and/or the Services; (d) wilfully disregards or violates material provisions of the Company’s Code of Conduct or other corporate policies; (e) exhibits habitual drunkenness or engages in substance abuse which in any way materially affects his ability to perform the Services; or (f) commits any material violation of any state or federal law relating to the workplace environment.

5.             Compensation.

5.1                In consideration of the full and faithful performance of the Services herein covenanted, the Company agrees to pay Consultant an annual fee of US $30,000 (the “Consulting Fees”), which shall be paid on a pro rata monthly basis on the last day of each calendar month.

5.2                In addition to the foregoing, the Company shall pay all of Consultant’s reasonable expenses associated with the performance of the duties as CEO. Invoices for reimbursable expenses shall be sent to the Company’s Chief Financial Officer no later than the tenth day of the month following the calendar month in which the reimbursable expenses were incurred. The Company shall pay Consultant’s invoices within fifteen (15) days of the receipt thereof.

6.             Intellectual Property Rights.

6.1                The Company shall have all rights, including international priority rights, in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), and all other ideas, procedures, concepts, designs, inventions, know- how, improvements, trade secrets, developments, discoveries, original works of authorship, suggestions, proposals, computer programs, marketing campaigns, promotions, copy, art, photography, research materials , footage and any other materials or writings, which Consultant authors, conceives or makes, either solely or jointly with others in the course of performing the Services, and whether or not patentable, copyrightable or otherwise legally protectable, which Consultant conceives, develops or otherwise creates in the course of providing the Services (collectively with the Deliverables, the "Inventions"). Consultant shall, at the Company's sole expense, give the Company all assistance it reasonably requires to perfect, protect, and use its rights to Inventions, including by signing all documents and doing all things and supplying all information requested by the Company to transfer Consultant's entire right, title, and interest in Inventions, and to enable the Company to obtain patent, copyright, or trademark protection for Inventions anywhere in the world. Consultant hereby irrevocably appoints the Company as Consultant's agent and attorney -in-fact for purposes of effectuating the acts contemplated in this Section 6, including, without limitation, execution of any documents described in Section 6.2 below, such agency and power being an agency and power coupled with an interest. Consultant agrees and understands that compliance with the covenants and agreements contained in this Section 6 is not conditioned upon the payment of any additional or special consideration.

6.2                All Inventions shall be deemed to be works made for hire for the Company and shall be the sole and exclusive property of the Company for all copyright terms, renewal terms and revivals thereof throughout the world, for all uses and purposes whatsoever. The Company shall have the sole and exclusive right to exploit in any manner and media, whether now known or hereafter devised, all rights in Inventions throughout the world in perpetuity without any additional payment to Consultant or any other individual or entity. If, for any reason, any Invention is found not to be a work made for hire, Consultant hereby irrevocably assigns to the Company all right, title and interest to said Invention, including, without limitation, the copyrights to it, and Consultant agrees to execute such documents as may be necessary to evidence such assignment(s). Consultant also waives any moral rights or similar rights which Consultant may have, including, but not limited to, those rights arising under federal or state law in the United States or under the laws of any other country that convey similar or other types of moral rights.

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6.3                Subject to Sections 6.1 and 6.2, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consulant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original work of authorship, development, improvement, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.

6.4                  It is understood that this Section 6 shall not be construed to relate to the services Consultant performs for VDA, and the Company has no rights with respect to intellectual property relating to Consultant’s activities with respect to VDA.

7.             Independent Contractor Relationship.

7.1                Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Consultant being an independent contractor (and not an employee) of Company. As CEO, Consultant shall have authority to make binding decisions and contractual commitments on behalf of the Company consistent with the authority granted by the Board.

7.2                Consultant is not and will not be considered an employee of the Company, and as a result will not be entitled to benefits based on work performed under this Agreement provided by the Company to its employees including but not limited to life insurance, death benefits, accident or health insurance, qualified pension or retirement plans, or any other employee benefit. Consultant hereby waives any right to said Company employee benefits by executing this Agreement. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Company by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant hereby waives and foregoes the right to receive any employee benefits under any plans or programs established or maintained by the Company retroactively and prospectively, other than the compensation expressly set forth in Section 5 above.

7.3                Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. Consultant will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC or any comparable form applicable to non-US residents with the Internal Revenue Service as required by law.

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8.             Confidentiality. Consultant acknowledges that performance of the Services called for in this Agreement shall require the Company to disclose to Consultant certain Confidential Information (as defined below). Consultant agrees to hold and maintain any Confidential Information in strict confidence for the sole and exclusive benefit of the Company and to at all times use appropriate measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information, including without limitation, employing at least those measures that Consultant uses with respect to its own confidential information of a similar nature, but in no case less than a reasonable degree of care. Consultant agrees not to use or disclose any Confidential Information (whether or not conceived, originated, discovered, or developed by Consultant) except as reasonably necessary to perform the Services unless the Company consents to such use or disclosure in writing, subject to the further provisions of this Section 8. Consultant shall not disclose any Confidential Information to any third parties and shall ensure that only its employees that have a need to know will have access to the Confidential Information, provided, that they are subject to confidentiality obligations at least as protective as those contained herein to protect such Confidential Information. Consultant understands that these obligations remain even after Consultant’s engagement ends and shall survive expiration or termination of this Agreement for any reason. As used herein, “Confidential Information” shall mean all information, data, reports, analyses, compilations, transcriptions, records, notes, summaries, discussions, studies, test results, sketches, graphs, designs, photographs, drawings, and other materials (in whatever form or media maintained) containing or reflecting information relating to the Company provided to, learned, or developed by Consultant or its agents during the term of this Agreement, including but not limited to: (i) all work product; (ii) information or materials which relate to the Company’s assets, applications, liabilities, properties, accounts, financial information, budgets, operations, marketing studies, plans and materials, services, products, processes, trade secrets, intellectual property or other proprietary rights, know-how, concepts, ideas, inventions, discoveries, research and development, business plans, models or strategies, manufacturing or distribution methods, processes or systems, software and related documentation, object code, source code, database technologies, systems, structures, architectures, customers, customer lists, customer requirements, vendors, suppliers, supplier lists, advertisers, personnel, training techniques, pricing and other proprietary information; (iii) all data, reports, analysis, compilations, extracts, summaries, writings, studies, interpretations, forecasts, records, or other materials (whether documentary, electronic or otherwise) prepared by or on behalf of the Company that relate to, are based on, or contain any of the information listed in subsection (ii) above or that reflect a summary, review or evaluation of any of the business, plans, operations, data, documents, or customers and advertisers of the Company; and/or (iv) any other information that is marked or expressly designated as “Confidential” by the Company or information that, by reason of its nature, would reasonably be concluded to be of a confidential nature. Confidential Information shall not include (x) information that is in the public domain through no fault of the Consultant; (y) information published or disseminated by the Company in the ordinary course of business without restriction; and (z) information received from a third party not under an obligation to keep such information confidential and without breach of this Agreement by Consultant. Notwithstanding the foregoing, the Company acknowledges and agrees that any disclosure of Confidential Information made by Consultant to any VDA Affiliate (as defined below) or any of their respective employees, officers, directors, advisors and outside counsel (collectively, its "Representatives"), and any use of such Confidential Information by a VDA Affiliate or its Representatives, shall not be deemed a violation of this Section 8; provided that such information is not disclosed by such VDA Affiliate or its Representatives to any other third party and provided further, that as a condition to such disclosure, Consultant shall inform such VDA Affiliate and its Representatives of the confidential nature of the Confidential Information and such VDA Affiliate and its Representatives must be subject to confidentiality obligations at least as protective as those contained herein to protect such Confidential Information. Consultant acknowledges and agrees that any and all Confidential Information shall be the sole property of and exclusively owned by Company, including any and all improvements, modifications, and derivative works thereof, whether made by the Company, Consultant, or otherwise. As used herein, “VDA Affiliate” means VDA and any other individual, corporation, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, directly or indirectly controlling, controlled by or under common control with VDA.

9.             Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

9.1                Consultant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

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9.2                If Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the Company's trade secrets to Consultant's attorney and use the trade secret information in the court proceeding if Consultant (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

9.3                Consultant acknowledges and agrees that the Confdentiality Agreement is intended to be for the benefit of the Company and any third party (including any customer of the Company) that has entrusted information or physical material to the Company in confidence.

10.          No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations, or the scope of services rendered for the Company, under this Agreement; provided however, that the performance of any obligations Consultant may have as director or officer of VDA shall not be deemed a violation of this Section 10.

11.          Indemnification. The Company shall, at its own expense, defend, indemnify and hold harmless Consultant from and against any and all liabilities, claims, actions, losses, costs and expenses (including reasonable attorneys' fees and disbursements) (collectively, “Claims”) (i) relating to or arising out of the Company's actual or alleged violation of any law, statute, ordinance, order, rule or regulation; or (ii) to the extent such Claim is primarily and directly based upon information or direction provided by the Company to Consultant; provided, however, the foregoing shall not apply to any portion of such Claims to the extent it is found to have resulted primarily and directly from Consultant’s (A) infringement of any United States patent, foreign letters patent, license, trademark, copyright, trade secret or any other proprietary right other than as may be directed or induced by the Company for the Services provided by Consultant hereunder; (B) breach of this Agreement or any other agreement; (C) violation of any law, statute, ordinance, order, rule or regulation; or (D) any gross negligence or intentional misconduct in connection with such performance. This indemnification is not voided by the termination of this Agreement. The indemnification applicable to the Company’s officers and directors shall not be affected by and shall be deemed independent of this paragraph.

12.          Limitation of Liability. Neither party shall be liable to the other party hereunder for penalties or liquidated damages or for special, consequential, or incidental damages of any type or kind resulting from any breach of this Agreement.

13.          Subcontracting and Assignment; Successors and Assigns. Consultant may not assign, subcontract or otherwise delegate his obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns.

14.           Waivers. The provisions of this Agreement may not be waived, except pursuant to a writing executed by the parties. A party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent a party thereafter from enforcing each and every other provision of this Agreement.

15.           Notices. All notices to be provided hereunder shall be in writing and delivered and mailed to the parties at the address that each party provides the other from time to time in writing.

16.           Miscellaneous.

16.1              This Agreement is governed by the laws of the State of Wisconsin without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. Consultant irrevocably consents to the personal jurisdiction of the state and federal courts located in Milwaukee County, Wisconsin for any suit or action arising from or related to this Agreement, and waives any rights Consultant may have to object to the venue of such courts. Consultant further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by Consultant against Company.

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16.2              This Agreement (including any exhibits hereto) forms the complete and exclusive statement of the agreement between the parties concerning the subject matter hereof. This Agreement supersedes any other discussions, representations, agreements or arrangements between the parties with respect to the subject matter hereof. The terms of this Agreement cannot be amended or modified without written agreement signed by Consultant and a duly authorized officer of the Company.

16.3              The provisions of this Agreement are severable and if any provision contained in this Agreement shall, for any reason, be held invalid or unenforceable in any respect, such provision will be construed and enforced so as to render it valid and enforceable consistent with the general intent of the parties insofar as possible under applicable law.

16.4              Consultant’s obligations under Sections 6 and 8 of this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

16.5              This Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. Delivery of an executed signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, Consultant and the Company have executed this Consulting Agreement as of the date first set forth above.

TELKONET, INC.

By: /s/ Tim S. Ledwick

Name: Tim S. Ledwick

Title: Authorized Signatory

Date: 11.15.2021

CONSULTANT

/s/ Piercarlo Gramaglia

Piercarlo Gramaglia

Date: 01.07.2022

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